ELDREDGE, FOX & PORRETTI, LLP
CERTIFIED PUBLIC ACCOUNTANTS o BUSINESS CONSULTANTS


OMITTED][GRAPHIC OMITTED]
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135 CORPORATE WOODS o SUITE 300 o ROCHESTER, NEW YORK 14623 o 716/427-8900 o FAX
427-8947 25 NORTH STREET o CANANDAIGUA, NEW YORK 14424 o 716/398-2880 o 394-7513

         ELDREDGE, FOX & PORRETTI, LLP o CERTIFIED PUBLIC ACCOUNTANTS o
                              BUSINESS CONSULTANTS














                          INDEPENDENT AUDITORS' CONSENT




         As independent public accountants, we hereby consent to the use of our report and all references to our Firm, included in or made a part of this Form N-1A Registration Statement Post- Effective Amendment No. 17/ Registration Statement Under the Investment Act of 1940 Amendment No. 18 of The Canandaigua Funds.

                                               /S/ ELDREDGE, FOX & PORRETTI, LLP
                                               ---------------------------------


Canandaigua, New York
April 30, 2002





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